UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 24, 1998

                            BANKNORTH GROUP, INC.
           (Exact name of registrant as specified in its charter)

             Delaware              0-18173              03-0321189
         (State or other         (Commission          (IRS Employer
         jurisdiction of         File Number)       Identification No.)
         incorporation)

                            Banknorth Group, Inc.
                             300 Financial Plaza
                                P.O. Box 5420
                         Burlington, VT  05401-5420
                  (Address of principal executive offices)

     Registrant's telephone number, including area code:  (802) 658-9959

                               Not applicable
        (Former name or former address, if changed since last report)


Item 5.    Other Events
-------    ------------

On February 24, 1998, Banknorth Group, Inc. (the Company) issued a press release announcing a 2-for-1 split of its common stock effected in the form of a 100% stock dividend. The new shares will be issued April 6, 1998, to shareholders of record on March 20, 1998. The text of the press release is attached as an exhibit to this report.


Item 7.    Financial Statements and Exhibits
-------    ---------------------------------

      (c)  Exhibits.
           (99)  Press release dated February 24, 1998


[LOGO]        Banknorth Group
              News Release
              300 Financial Plaza, P.O. Box 5420
              Burlington, VT  05401

For Release:  February 24, 1998, 3:00 pm

Contact:      David P. Reville             Thomas J. Pruitt
              Corporate Communications     EVP & CFO
              (802) 860-5474               (802) 860-5585



                BANKNORTH GROUP ANNOUNCES 2-for-1 STOCK SPLIT

BURLINGTON, VT, February 24, 1998- Banknorth Group, Inc. [NASDAQ-BKNG] today announced that the board of directors has approved a 2-for-1 split of its common stock effected in the form of 100% stock dividend. The new shares will be issued April 6, 1998, to shareholders of record on March 20, 1998. Making the announcement was William H. Chadwick, president and chief executive officer.

"By taking this action, the board is expressing confidence in Banknorth's performance and optimism for our future", Chadwick said. "Our share price has increased more than 60% over the past two years. Our desire is to maintain our share price at a level that makes ownership more affordable for our customers and a wider range of retail investors", he said.

The company announced and began a 5% stock buy-back program in the fourth quarter of 1997 and has achieved approximately 40% of that goal thus far.

Banknorth Group, Inc. serves the financial needs of customers in Vermont, Massachusetts and New Hampshire, electronically 24 hours a day and personally through its seven community banks, a mortgage company and a trust and investment management company.


                                    -30-


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BANKNORTH GROUP, INC.

Date:  February 24, 1998               By /s/ Thomas J. Pruitt
                                       ------------------------------------
                                       Thomas J. Pruitt
                                       Executive Vice President & Chief
                                       Financial Officer